UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Rynolds American Retweeted
Convenience StoreNews@CSNewsOnline. Jan 18
ICYMI: Proposal Accepted: RAI & BAT Reach Merger Agreement
shar.es/10snfr @RAI_News @BATPress #MergersAndAcquisitions #tobacco
Proposal Accepted: RAI & BAT Reach Merger Agre...
$49B deal expected to close in the third quarter.

Convenience Store News

Published on Convenience Store News (http://www.csnews.com)

Home > Proposal Accepted: RAI & BAT Reach Merger Agreement

Home [1]

Proposal Accepted: RAI & BAT Reach Merger Agreement

$49B deal expected to close in the third quarter.

January 17, 2017, 07:49 am By Melissa Kress, Convenience Store News

WINSTON-SALEM, N.C. — Three months after a proposal was placed on the table, Reynolds American Inc. (RAI) and British American Tobacco (BAT) shook hands on a $49-billion deal to join forces.

RAI agreed to be acquired by BAT in a cash and share transaction valued at $59.64 cents per share, which reflects a transaction price that is a 26.4-percent premium to the RAI stock price on Oct. 20, the day prior to publicly announcing BAT’s initial proposal, Susan Cameron, executive chair of the RAI board of trustees, explained in a call Tuesday morning.

“The transaction committee and RAI’s full board of directors are very pleased to have reached this agreement as a result of their significant discussions and negotiations with BAT over the past few months following that initial proposal,” she said.

The agreement represents a total enterprise value for all of RAI at more than $95 billion and is a 7-percent premium to the original Oct. 20 proposal resulting from BAT’s incremental understanding of RAI’s unique opportunities for growth in the attractive and profitable U.S. tobacco market.

“What we are announcing today is compelling, strategic and serves to create further value. The acquisition of Reynolds American that we agreed to not only represents a significant premium for our shareholders, but also includes the potential for continued future growth through ownership in the combined company,” Cameron said.

This acquisition also increases share, generates considerable significant cost efficiencies, enhances geographic diversification, and significantly strengthens research and development (R&D) capabilities — all of which will result in enhanced growth opportunities for the combined companies, she explained.

It is expected to benefit adult tobacco consumers across the globe, too, by further supporting Reynolds American’s ongoing efforts to lead the transformation of the tobacco industry, she added.

“That transformation journey has delivered tremendous progress over the past 12 years, beginning with the business combination between R.J. Reynolds and Brown & Williamson in 2004. First as CEO and now as executive chairman, it has been quite a journey for me as well over the period,” Cameron said.

The deal will make RAI the largest operating subsidiary of BAT.

“This next step for us represents a leap forward in RAI’s transformation journey as the combined company will have a world-class pipeline of next generation products (NGP), along with global scale and the R&D capabilities of both companies that will fuel the commercialization of innovative tobacco alternatives,” Cameron said.

CHANGING INDUSTRY

The deal comes at an interesting time for the tobacco industry, which has seen its leading segment fluctuate over the past few years.

“Adult tobacco consumers have really benefited from the improved economy over the past year or two and that impact is starting to stabilize. While cigarettes declined at a slower-than-historical rate in 2015 and 2016, we are now seeing cigarettes return to their historical annual rate of decline of approximately 2 [percent] to 4 percent, and our companies have demonstrated an ability to successfully manage this trend,” explained Debra Crew, RAI president and CEO.

As she explained, moist snuff volumes continue to grow, and profit growth in both tobacco segments remains favorable.

In addition, RAI sees opportunity as adult tobacco consumers look for alternative tobacco products, and the company is “investing significantly” in those alternatives, Crew added.

“RAI’s operating companies and their brands are well-positioned for continued industry leadership and sustainable long-term growth across a wide range of future scenarios,” she said.

Crew also explained that “one of the exciting elements of the transaction” is the opportunity created from bringing the Newport, Kent and Pall Mall brands under the same global company.

A LOOK AT THE NUMBERS

Under the terms of the deal, BAT will acquire the 57.8 percent of RAI common stock that it does not currently own for $29.44 per share in cash, and a number of BAT American Depositary Shares representing 0.5260 of a BAT ordinary share, currently worth $30.20 per share based on the BAT closing share price as of Jan. 16, and the corresponding Dollar-Sterling exchange rate.

The transaction has been approved by the independent directors of RAI, who formed a transaction committee to negotiate with BAT, given BAT’s existing ownership stake and representation on RAI’s board of directors, and by the boards of directors of both companies.

Current RAI shareholders will represent about 19 percent ownership of the combined company, according to Cameron, and more than 40 percent of the profits.

“RAI investors who received the newly issued shares in the combined company will have continued significant exposure to the attractive, growing and profitable U.S. tobacco market and will also gain additional exposure to leading positions in high-growth emerging marketing across South America, Africa, the Middle East and Asia,” said Andrew Gilchrist, chief financial officer and executive vice president.

The developed and emerging market opportunities will be addressed with a portfolio of global brands, including Dunhill, Kent, Lucky Strike, Pall Mall and Rothmans.

“We believe there is also meaningful opportunities to share global best practices across both of the organizations, as well as global collaboration and sharing of both companies’ R&D expertise and talent across the new, enlarged group,” Gilchrist explained. “The new combined company will also possess a global next generation products business with a world-class pipeline of innovative vapor and tobacco heating products with access to the fastest-growing NGP markets.”

According to BAT’s Chief Executive Nicandro Durante, the United Kingdom-based company has been a shareholder in RAI since 2004 and has benefited from the success of its present management team’s strategy, including its 2015 acquisition of Lorillard Inc. — which BAT supported with its own investment.

“BAT has consistently executed a winning strategy and has a proven track record of delivering strong results and returns for its shareholders while successfully investing for future growth,” Durante said. “Our combination with Reynolds will benefit from utilizing the best talent from both organizations. It will create a stronger, global tobacco and NGP business with direct access for our products across the most attractive markets in the world. We believe this will drive continued, sustainable profit growth and returns for shareholders long into the future.”

The transaction is subject to shareholder approval from both companies, as well as regulatory approvals and other customary closing conditions. The transaction is expected to close in the third quarter.

To view RAI’s investor presentation on the transaction, click here [2]. The two tobacco companies have also created a transaction website [3] to provide details on the merger.

By Melissa Kress, Convenience Store News

•	About Melissa Kress Melissa Kress joined EnsembleIQ’s Convenience Store News and Convenience Store News
for the Single Store Owner in November 2010. Her primary beats include alcoholic beverages and tobacco. Kress has been a professional journalist since 1995. A graduate of West Virginia University, she began her career in community journalism before moving to business- to-business publishing in 2000, covering commercial real estate.

Source URL: http://www.csnews.com/node/95046

Links

[1] http://www.csnews.com/

[2] http://s2.q4cdn.com/129460998/files/doc_presentations/2017/BAT-RAI-Proposed-Transaction-Presentation.pdf

[3] http://batreynolds.transactionannouncement.com/

[4] http://www.csnews.com/%7B%7Burl%7D%7D

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.